Exhibit 99.1

SUPPORT.COM ADOPTS STOCKHOLDER RIGHTS PLAN
Rights Plan is for a Limited Duration and Expires on October 10, 2016

Redwood City, CA – October 14, 2015 – Support.com, Inc. (NASDAQ: SPRT), makers of cloud-based Nexus® software for Support Interaction Optimization (SIO) and a leading provider of tech support and turnkey support center services, today announced that its Board of Directors has approved the adoption of a stockholder rights plan (the “Rights Plan”) and declared a dividend distribution of one right (“Right”) for each outstanding share of common stock. The record date for such dividend distribution is October 30, 2015.

The Rights Plan is intended to protect Support.com and its stockholders from the actions of third parties that the Board of Directors determines are not in the best interests of Support.com and its stockholders, and to enable all stockholders to realize the long-term value of their investment in Support.com. The Board of Directors believes that the Rights Plan will ensure that the Board of Directors remains in the best position to discharge its fiduciary duties to Support.com and its stockholders. The Rights Plan is not intended to interfere with any merger, tender or exchange offer or other business combination approved by the Board of Directors. Nor does the Rights Plan prevent the Support.com Board of Directors from considering any offer that it considers to be in the best interest of its stockholders.

The Rights Plan is similar to other plans adopted by publicly held companies. Under the Rights Plan, the rights generally will become exercisable only if a person or group (including a group of persons who are acting in concert with each other) acquires beneficial ownership of 15% or more of Support.com’s common stock in a transaction not approved by Support.com’s Board of Directors. In that situation, each holder of a right (other than the acquiring person or group, whose rights will become void and will not be exercisable) will have the right to purchase, upon payment of the exercise price, a number of shares of Support.com common stock having a market value of twice such price. In addition, if Support.com is acquired in a merger or other business combination after an acquiring person acquires 15% or more of Support.com’s common stock, each holder of the right will thereafter have the right to purchase, upon payment of the exercise price, a number of shares of common stock of the acquiring person having a market value of twice such price. The acquiring person or group will not be entitled to exercise these Rights. In the Rights Plan, the definition of "beneficial ownership" includes derivative securities.

Support.com’s Board of Directors may redeem the Rights for a nominal amount at any time before an event that causes the Rights to become exercisable. The Rights will expire, without any further action by Support.com’s Board of Directors being required, on October 10, 2016.

Further details of the Rights Plan will be contained in a Current Report on Form 8-K and in a Registration Statement on Form 8-A that Support.com will be filing with the Securities and Exchange Commission (SEC). These filings will be available on the SEC’s web site at www.sec.gov. Copies are also available at no charge at the Investor Relations section of Support.com’s corporate website at www.Support.com.

Morgan, Lewis & Bockius LLP is serving as legal advisor to Support.com.

About Support.com

Support.com, Inc. (SPRT) is the leading provider of cloud-based software (Nexus®) and services to deliver next-generation technical support. Support.com helps leading brands in software, electronics, communications, retail, Internet of Things (IoT) and other connected technology industries deepen their customer relationships. Customers want technology that works the way it’s intended. By using Support.com software and services, companies can deliver a fantastic customer experience, leading to happier customers, a stronger brand and growing revenues. For more information, please visit www.support.com or follow us @support_com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release which are not historical facts may constitute “forward-looking statements” within the Private Securities Litigation Reform Act of 1995 and are subject to various risks and uncertainties. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. Forward-looking statements in this document may include, but are not limited to, the statements regarding the anticipated benefits and expected consequences of the Rights Plan that has been adopted as well as other factors discussed in “Risk Factors” of Support.com’s Annual Report on Form 10-K filed on March 6, 2015 as updated from time to time in other filings with the SEC, which are available at http://www.sec.gov. All information provided in this release is as of the date hereof and no person undertakes any obligation to update publicly any information for any reason, except as required by law, even as new information becomes available or other events occur in the future. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Contacts:
Ron Low/Leah Polito
Sard Verbinnen & Co.
415-618-8750